UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 3, 2018, Egalet Corporation (the “Company”) entered into waiver agreements (the “Waiver Agreements”) with certain holders who hold, in the aggregate, approximately 46% (the “Holders”) of the Company’s 6.50% Convertible Senior Notes due 2024 (the “6.50% Notes”) issued pursuant to the indenture (as amended, restated, supplemented or otherwise modified from time to time, the “6.50% Notes Indenture”), dated as of December 27, 2017, by and among the Company, the Guarantors and the Bank of New York Mellon, as trustee. Pursuant to the Waiver Agreements, the Holders have waived their respective rights to convert all or any portion of their 6.50% Notes into shares of the Company’s common stock pursuant to the terms of the 6.50% Notes Indenture.

The foregoing description of the Waiver Agreements is a summary only and is qualified in its entirety by reference to the complete text of the form of Waiver Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “seek to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each such forward-looking statement, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain, including, but not limited to, risks related to: the Company’s ongoing discussions regarding a potential restructuring of its obligations and other strategic alternatives and its ability to consummate any such transaction and/or address its long-term capital structure needs, including the possible need to seek bankruptcy protection; the ongoing Events of Default under the indentures governing the Existing Notes and the ability of the Company’s creditors, including the holders of the Existing Notes, to accelerate the maturity of the Company’s outstanding indebtedness or otherwise exercise such creditors’ rights and remedies against the Company; the Company’s ability to continue as a going concern; the trading price of the Company’s common stock and the liquidity of the trading market with respect thereto, including following the pending delisting of such shares from the Nasdaq Capital Market and as a result of the possible need to seek bankruptcy protection; the Company’s ability to recruit or retain key scientific or management personnel or to retain our executive officers; and general market conditions.  You should refer to the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC, which are incorporated herein by reference, for a discussion of additional important factors that may cause the Company’s actual results to differ materially from those expressed or implied by our forward-looking statements.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.  Furthermore, such forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Form of Waiver Agreement, dated October 3, 2018, by and among the Company, the Guarantors and the Waiving Holder(s).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2018	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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